Subsidiaries of PriCellular Corporation

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Name of Subsidiary                                  State of Incorporation
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PriCellular Wireless Corporation                            Delaware

ConnectOne Communications Corporation                       Delaware

PCPCS Corporation                                           Delaware

Alexandra Cellular Corporation                              Delaware

Amro Cellular Corporation                                   Delaware

Bunyan Cellular Corporation                                 Delaware

Cellular Information Systems, Inc.                          Delaware

Cellular Information Systems of Florence, Inc.              Alabama

Cellular Information Systems of Laredo, Inc.                Texas

Cellular Information Systems of Pine Bluff Inc.             Louisiana

CIS of Vilas, Inc.                                          Wisconsin

C.I.S. of Burnett, Inc.                                     Wisconsin

Chill Cellular Corporation                                  Delaware

Chippewa Cellular Corporation                               Delaware

Duluth/Superior Cellular, Inc.                              Minnesota

Eastern Wireless Cellular Corporation                       Delaware

Gilro Cellular Corporation                                  Delaware

Marathon Cellular Corporation                               Delaware

Northland Cellular Corporation                              Delaware

Pebbles Cellular Corporation                                Delaware

Seven Cellular Corporation                                  Delaware


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